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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Williams-Sonoma, Inc. of our report dated March 24, 2000, appearing in the Annual Report on Form 10-K of Williams-Sonoma, Inc. for the fiscal year ended January 30, 2000.

DELOITTE & TOUCHE LLP


/s/ Deloitte & Touche LLP
-------------------------

San Francisco, California

October 26, 2000